Exhibit 10.15

LIMITED LIABILITY COMPANY AGREEMENT

OF

V2ACT THERAPEUTICS, LLC

The Interests referred to in this Limited Liability Company Agreement have not been registered under the Securities Act of 1933 or any other securities laws, and such Interests may not be transferred without appropriate registration or the availability of an exemption from such registration requirements.

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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SCHEDULE A

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LIMITED LIABILITY COMPANY AGREEMENT

OF

V2ACT THERAPEUTICS, LLC

This Limited Liability Company Agreement (this “Agreement”) of V2ACT Therapeutics, LLC, a Delaware limited liability company (the “Company”), is entered into as of January 3, 2019, by and among the Company, TVAX Biomedical, Inc., a Delaware corporation (“TVAX”), and Genelux Corporation, a Delaware corporation (“Genelux”).

The Company was formed as a limited liability company under the Delaware Limited Liability Company Act and, as required thereunder, the parties hereto hereby adopt this Agreement as the limited liability company agreement of the Company.

The parties hereto agree as follows:

ARTICLE I—DEFINITIONS

1.1 Terms Defined Herein. As used herein, the following terms have the following meanings:

“Act” means the Delaware Limited Liability Company Act.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) increased for any amounts such is unconditionally obligated to restore and the amount of such Member’s share of Company Minimum Gain and Member Minimum Gain after taking into account any changes during such year; and (ii) reduced by the items described in Treasury Regulation § 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Agreement” means the Limited Liability Company Agreement of the Company.

“Available Cash” means the aggregate amount of cash on hand or in bank, money market or similar accounts of the Company as of the end of each fiscal quarter, or other applicable period, derived from any source (other than Capital Contributions and Liquidation Proceeds) that the Management Committee determines is available for distribution to the Members after taking into account any amount required or appropriate to maintain a reasonable amount of Reserves.

“Bankruptcy”, with respect to any Person, means the entry of an order for relief with respect to such Person under the Federal Bankruptcy Code or the insolvency of such Person under any state insolvency act.

“Capital Account” means the separate account established and maintained by the Company for each Member and each Transferee pursuant to Section 3.3.

“Capital Contribution” means with respect to a Member the total amount of cash and the agreed upon net Fair Value of property contributed by such Member (or such Member’s predecessor in interest) to the capital of the Company for such Member’s Interest.

“Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State.

“Code” means the Internal Revenue Code of 1986.

“Company” means V2ACT Therapeutics, LLC, a Delaware limited liability company.

“Company Minimum Gain” has the same meaning as partnership minimum gain set forth in Treasury Regulation § 1.704-2(d)(1). Company Minimum Gain is determined, first, by computing for each Nonrecourse Debt any gain that the Company would realize if the Company disposed of the property subject to that liability for no consideration other than full satisfaction of such liability and, then, aggregating the separately computed gains. For purposes of computing gain, the Company will use the basis of such property that is used for purposes of determining the amount of the Capital Accounts under Section 3.3. In any taxable year in which a Revaluation occurs, the net increase or decrease in Company Minimum Gain for such taxable year will be determined by: (1) calculating the net decrease or increase in Company Minimum Gain using the current year’s book value and the prior year’s amount of Company Minimum Gain; and (2) adding back any decrease in Company Minimum Gain arising solely from the Revaluation.

“Credits” means all tax credits allowed by the Code with respect to activities of the Company or the Property.

“Distributions” means any distributions by the Company to the Members of Available Cash or Liquidation Proceeds or other amounts.

“Event of Withdrawal” means an event upon the occurrence of which a Member ceases to be a Member of the Company pursuant to Section 7.7.

“Fair Value” of an asset means its fair market value.

“Income” and “Loss” mean, respectively, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code § 703(a), except that for this purpose: (i) all items of income, gain, deduction or loss required to be separately stated by Code § 703(a)(1) will be included in taxable income or loss; (ii) tax exempt income will be added to taxable income or loss; (iii) any expenditures described in Code § 705(a)(2)(B) (or treated as Code § 705(a)(2)(B) expenditures pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing taxable income or loss will be subtracted; and (iv) taxable income or loss will be adjusted to reflect any item of income or loss specifically allocated in Article IV.

“Initial Capital Contributions” means the Capital Contributions made by the Members pursuant to Section 3.1.

“Interest” refers to all of a Member’s rights and interests in the Company in such Member’s capacity as a Member, all as provided in the Certificate, this Agreement and the Act, including the Member’s interest in the capital, income, gain, deductions, losses, and credits of the Company.

“Liquidation Proceeds” means all Property at the time of liquidation of the Company and all proceeds thereof.

“Majority in Interest” means any Member or group of Members holding an aggregate of more than 50% of the Percentage Interests held by all Members.

“Management Committee” means the group of Managers elected by the Members pursuant to Article V to manage the business and affairs of the Company.

“Manager” means each of the natural persons elected by the Members pursuant to Article V to serve on the Management Committee.

“Member” means each Person executing this Agreement and each Person who is subsequently admitted to the Company as a Member pursuant to Section 7.3 or Section 7.5, other than a Person who ceases to be a Member of the Company pursuant to Section 7.7 as a result of an Event of Withdrawal.

“Member Minimum Gain” has the same meaning as partner nonrecourse debt minimum gain as set forth in Treasury Regulation § 1.704-2(i)(3). With respect to each Member Nonrecourse Debt, Member Minimum Gain will be determined by computing for each Member Nonrecourse Debt any gain that the Company would realize if the Company disposed of the property subject to that liability for no consideration other than full satisfaction of such liability. For purposes of computing gain, the Company will use the basis of such property that is used for purposes of determining the amount of the Capital Accounts under Section 3.3. In any taxable year in which a Revaluation occurs, the net increase or decrease in Member Minimum Gain for such taxable year will be determined by: (1) calculating the net decrease or increase in Member Minimum Gain using the current year’s book value and the prior year’s amount of Member Minimum Gain; and (2) adding back any decrease in Member Minimum Gain arising solely from the Revaluation.

“Member Nonrecourse Debt” has the same meaning as partner nonrecourse debt set forth in Treasury Regulation § 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the same meaning as partner nonrecourse deductions set forth in Treasury Regulation § 1.704-2(i)(2). Generally, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year equals the net increase during the year in the amount of the Member Minimum Gain (determined in accordance with Treasury Regulation § 1.704-2(i)) reduced (but not below zero) by the aggregate distributions made during the year of proceeds of Member Nonrecourse Debt and allocable to the increase in Member Minimum Gain determined according to the provisions of Treasury Regulation § 1.704-2(i).

“Nonrecourse Debt” means a Company liability with respect to which no Member bears the economic risk of loss as determined under Treasury Regulation §§ 1.752-1(a)(2) and 1.752-2.

“Nonrecourse Deductions” has the same meaning as nonrecourse deductions set forth in Treasury Regulation § 1.704-2(c). Generally, the amount of Nonrecourse Deductions for a fiscal year equals the net increase in the amount of Company Minimum Gain (determined in accordance with Treasury Regulation § 1.704.2(d)) during such year reduced (but not below zero) by the aggregate distributions made during the year of proceeds of a Nonrecourse Debt that are allocable to the increase in Company Minimum Gain, determined according to the provisions of Treasury Regulation § 1.704-2(c) and (h).

“Percentage Interest”, of each Member, will be as set forth on Schedule A, as adjusted from time to time as required or permitted by the provisions of this Agreement.

“Person” means any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.

“Presiding Manager” has the meaning set forth in Section 5.1.

“Prime Rate” means the annual rate of interest reported from time to time in The Wall Street Journal as the base rate on corporate loans at large money center commercial banks.

“Property” means all properties and assets that the Company may own or otherwise have an interest in from time to time.

“Reserves” means amounts set aside from time to time by the Management Committee pursuant to Section 4.9.

“Revaluation” means the occurrence of any event described in clause (x), (y) or (z) of Section 3.3 in which the book basis of Property is adjusted to its Fair Value.

“Substitute Member” has the meaning set forth in Section 7.3.

“Super-Majority in Interest” means any Member or group of Members holding an aggregate of more than 60% of the Percentage Interests held by all Members.

“Tax Matters Member” means the Person designated pursuant to Section 6.4 to represent the Company in matters before the Internal Revenue Service.

“Transfer” means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

“Transferee” has the meaning set forth in Section 7.2.

“Transferor” has the meaning set forth in Section 7.2.

“Treasury Regulations” means the regulations promulgated by the Treasury Department with respect to the Code.

1.2 Certain Interpretive Matters. In construing this Agreement, it is the intent of the parties that:

(a) the captions of the articles, sections or subsections, or to the Table of Contents in this Agreement are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

(b) no consideration may be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement;

(c) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(d) the word “includes” and its derivatives means “includes, but is not limited to,” and corresponding derivative expressions;

(e) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(f) the meanings of the defined terms are applicable to both the singular and plural forms thereof;

(g) all references to prices, values or monetary amounts refer to United States dollars;

(h) all references to articles, sections, paragraphs, clauses, exhibits or schedules refer to articles, sections, paragraphs and clauses of this Agreement, and to exhibits or schedules attached to this Agreement, unless expressly provided otherwise;

(i) each exhibit and schedule to this Agreement is a part of this Agreement and references to the term “Agreement” are deemed to include each such exhibit and schedule to this Agreement except to the extent that the context indicates otherwise, but if there is any conflict or inconsistency between the body of this Agreement and any exhibit or schedule, the provisions of the body of this Agreement will control;

(j) the words “this Agreement,” “herein,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, unless expressly so limited;

(k) the word “or” is disjunctive but not necessarily exclusive;

(l) all references to agreements or laws are deemed to refer to such agreements or laws as amended or revised or as in effect at the applicable time, including corresponding provisions of future agreements or laws; and

(m) as used in this Agreement, accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not defined, will have the respective meanings given to them under United States generally accepted accounting principles.

ARTICLE II—BUSINESS PURPOSES AND OFFICES

2.1 Name; Business Purpose. The name of the Company is stated in the Certificate. The business purpose of the Company is to engage in the development of the Company’s technology, which is a combination of TVAX’s immunotherapy and Genelux’s Oncolytic vaccinia virotherapy, and to do any and all things necessary, appropriate, or incidental thereto. The Company is formed only for such business purpose and will not be deemed to create any agreement among the Members with respect to any other activities whatsoever other than the activities within such business purpose.

2.2 Powers. In addition to the powers and privileges conferred upon the Company by law and those incidental thereto, the Company has the same powers as a natural person to do all things necessary or convenient to carry out its business and affairs.

2.3 Principal Office. The principal office of the Company will be located at 10900 S. Clay Blair Boulevard, Suite 700, Olathe, Kansas 66061 or at such other place as the Management Committee may determine from time to time.

2.4 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Company in the State of Delaware are stated in the Certificate. The registered office and registered agent of the Company in the State of Delaware may be changed, from time to time, by the Management Committee.

2.5 Amendment of the Certificate. The Company will amend the Certificate at such time or times and in such manner as may be required by the Act and this Agreement.

2.6 Effective Date. This Agreement is effective upon the date that the Certificate is filed with the Secretary of State of Delaware.

2.7 Liability of Members and Manager. No Member or Manager, solely by reason of being a Member or Manager, or both, will be liable, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, Manager, agent, or employee of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act will not be grounds for imposing liability on the Members or Managers for the debts, obligations, or liabilities of the Company.

2.8 Interest Not Acquired for Resale. Each Member hereby represents and warrants to the Company and to each other Member that: (a) in the case of a Member who is not a natural person, the Member is duly organized, validly existing, and in good standing under the law of its state of organization and that it has the requisite power and authority to execute this Agreement and to perform its obligations hereunder; (b) the Member is acquiring an Interest for such Member’s own account as an investment and without an intent to distribute such Interest; and (c) the Member acknowledges that the Interests have not been registered under the Securities Act of 1933 or any state securities laws, and such Member’s Interest may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

ARTICLE III—CAPITAL CONTRIBUTIONS AND LOANS

3.1 Capital Contributions. Upon the execution of this Agreement, each Member will make an initial cash contribution to the capital of the Company in the amount set forth opposite such Member’s name on Schedule A.

3.2 Additional Capital Contributions. The Management Committee is authorized from time to time to cause the Company to raise additional capital from the Members or from Persons who are not Members (a “Capital Increase”). No Member will have any preemptive right to make an investment in the Company with respect to a Capital Increase by reason of such Member’s ownership of an Interest in the Company. No Member is obligated to make any additional capital contributions to the Company and, accordingly, no Member will be liable for damage to the Company or any other Member as a result of the failure of such Member to make any additional capital contributions.

3.3 Capital Accounts. A separate Capital Account will be maintained for each Member and each Transferee. Each Member’s Capital Account will be (a) increased by (i) the amount of money contributed by such Member, (ii) the Fair Value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code § 752), (iii) allocations to such Member, pursuant to Article IV, of Company income and gain (or items thereof), and (iv) to the extent not already netted out under clause (b)(ii) below, the amount of any Company liabilities assumed by the Member or which are secured by any property distributed to such Member; and (b) decreased by (i) the amount of money distributed to such Member, (ii) the Fair Value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code § 752), (iii) allocations to such Member, pursuant to Article IV, of Company loss and deductions (or items thereof), and (iv) to the extent not already netted out under clause (a)(ii) above, the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

If any Interest is transferred in accordance with the terms of this Agreement, the Transferee will succeed to the Capital Account of the Transferor to the extent it relates to the transferred interest and the Capital Account of each Transferee will be increased and decreased in the manner set forth above.

In the event of (x) an additional capital contribution by an existing or an additional Member of more than a de minimis amount that results in a shift in Percentage Interests, (y) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest or (z) the liquidation of the Company within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(g), the book basis of the Property will be adjusted to Fair Value and the Capital Accounts of all the Members will be adjusted simultaneously to reflect the aggregate net adjustment to book basis as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment; provided, however, that the adjustments resulting from clause (x) or (y) above may be made only if the Members determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members.

If Property is subject to Code § 704(c) or is revalued on the books of the Company in accordance with the preceding paragraph pursuant to § 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, the Members’ Capital Accounts will be adjusted in accordance with § 1.704-1(b)(2)(iv)(g) of the Treasury Regulations for allocations to the Members of depreciation, amortization and gain or loss, as computed for book purposes (and not tax purposes) with respect to such Property.

The foregoing provisions of this Section 3.3 and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulation §§ 1.704-1(b) and 1.704-2, and must be interpreted and applied in a manner consistent with such Treasury Regulations. If it is determined by the Members that it is prudent or advisable to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such Treasury Regulations, the Management Committee may cause such modification to be made provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company, and the Management Committee, upon any such determination by the Members, is empowered to amend or modify this Agreement, notwithstanding any other provision of this Agreement.

3.4 Capital Withdrawal Rights, Interest and Priority. Except as expressly provided in this Agreement, no Member is entitled to withdraw or reduce such Member’s Capital Account or to receive any Distributions. No Member is entitled to demand or receive any Distribution in any form other than in cash. No Member is entitled to receive or be credited with any interest on the balance in such Member’s Capital Account at any time. Except as may be otherwise expressly provided herein, no Member has any priority over any other Member as to the return of the balance in such Member’s Capital Account.

3.5 Loans. Any Member may make a loan to the Company in such amounts, at such times (including in lieu of a capital contribution under Section 3.2) and on such terms and conditions as may be approved by a Majority in Interest. Loans by any Member to the Company will not be considered contributions to the capital of the Company.

ARTICLE IV—ALLOCATIONS AND DISTRIBUTIONS

4.1 Non-Liquidation Cash Distributions. The amount, if any, of Available Cash will be determined by the Management Committee quarterly and will be distributed to the Members within 45 days following the end of each fiscal quarter in accordance with their respective Percentage Interests.

4.2 Liquidation Distributions. Liquidation Proceeds will be distributed in the following order of priority:

(a) To the payment of debts and liabilities of the Company (including to Members to the extent otherwise permitted by law) and the expenses of liquidation.

(b) Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves must be paid over by such Person to an independent escrow agent, to be held by such agent or its successor for such period as such Person deems advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, must be distributed as hereinafter provided.

(c) The remainder to the Members in accordance with and to the extent of their respective Capital Account balances after taking into account the allocation of all Income or Loss pursuant to this Agreement for the fiscal year or years in which the Company is liquidated.

4.3 Income, Losses and Distributive Shares of Tax Items. The Company’s Income or Loss, as the case may be, for each fiscal year of the Company, as determined in accordance with such method of accounting as may be adopted for the Company pursuant to Article VI, will be allocated to the Members for both financial accounting and income tax purposes as set forth in this Article IV, except as otherwise provided for herein or unless all Members agree otherwise.

4.4 Allocation of Income, Loss and Credits.

(a) Income or Loss (other than from transactions in liquidation of the Company) and Credits for each fiscal year will be allocated among the Members in accordance with their Percentage Interests. To the extent there is any change in the respective Percentage Interests of the Members during the year, Income, Loss and Credits will be allocated among the pre-adjustment and post-adjustment periods as provided in Section 4.5(k).

(b) Income from transactions in liquidation of the Company will be allocated among the Members in the following order of priority:

(i) to those Members, if any, with negative Capital Account balances (determined prior to taking into account any Distributions pursuant to Section 4.2) in the ratio that such negative balances bear to each other until all such Members’ Capital Account balances equal zero; then

(ii) the remainder to the Members in accordance with their respective Percentage Interests.

(c) Loss from transactions in liquidation of the Company will be allocated among the Members in the following order of priority:

(i) to those Members, if any, with positive Capital Account balances (determined prior to taking into account any Distributions pursuant to Section 4.2) in the ratio that such positive balances bear to each other until all such Members’ Capital Account balances equal zero; then

(ii) the remainder to the Members in accordance with their respective Percentage Interests.

4.5 Special Rules Regarding Allocation of Tax Items. Notwithstanding the foregoing provisions of Article IV, the following special rules apply in allocating tax items of the Company:

(a) § 704(c) and Revaluation Allocations. In accordance with Code § 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Value at the time of contribution. In the event of a Revaluation, subsequent allocations of income, gain, loss and deduction with respect to such property will take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Value immediately after the adjustment in the same manner as under Code § 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations must be made by the Management Committee in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.5(a) are solely for income tax purposes and will not affect, or in any way be taken into account in computing, for book purposes, any Member’s Capital Account or share of Income or Loss, pursuant to any provision of this Agreement.

(b) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during a Company taxable year, each Member will be allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to that Member’s share of the net decrease in Company Minimum Gain during such year (hereinafter referred to as the “Minimum Gain Chargeback Requirement”). A Member’s share of the net decrease in Company Minimum Gain is the amount of the total decrease multiplied by the Member’s percentage share of the Company Minimum Gain at the end of the immediately preceding taxable year. A Member is not subject to the Minimum Gain Chargeback Requirement to the extent: (i) the Member’s share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing or other change in the debt instrument causing it to become partially or wholly recourse debt or a Member Nonrecourse Debt, and the Member bears the economic risk of loss for the newly guaranteed, refinanced or otherwise changed liability; (ii) the Member contributes capital to the Company that is used to repay the Nonrecourse Debt and the Member’s share of the net decrease in Company Minimum Gain results from the repayment; or (iii) the Minimum Gain Chargeback Requirement would cause a distortion and the Commissioner of the Internal Revenue Service waives such requirement.

A Member’s share of Company Minimum Gain will be computed in accordance with Treasury Regulation § 1.704-2(g) and as of the end of any Company taxable year will equal: (1) the sum of the Nonrecourse Deductions allocated to that Member up to that time and the distributions made to that Member up to that time of proceeds of a Nonrecourse Debt allocable to an increase of Company Minimum Gain, minus (2) the sum of that Member’s aggregate share of net decrease in Company Minimum Gain plus that Member’s aggregate share of decreases resulting from revaluations of Property subject to Nonrecourse Debts. In addition, a Member’s share of Company Minimum Gain will be adjusted for the conversion of recourse and Member Nonrecourse Debts into Nonrecourse Debts in accordance with Treasury Regulation § 1.704-2(g)(3). In computing the above, amounts allocated or distributed to the Member’s predecessor in interest will be taken into account.

(c) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV other than Section 4.5(b), if there is a net decrease in Member Minimum Gain during a Company taxable year, each Member who has a share of the Member Minimum Gain (determined under Treasury Regulation § 1.704-2(i)(5) as of the beginning of the year) will be allocated items of income and gain for such year (and, if necessary, for subsequent years) equal to that Member’s share of the net decrease in Member Minimum Gain. In accordance with Treasury Regulation § 1.704-2(i)(4), a Member is not subject to this Member Minimum Gain Chargeback requirement to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to a conversion, refinancing or other change in the debt instrument that causes it to be partially or wholly a Nonrecourse Debt. The amount that would otherwise be subject to the Member Minimum Gain Chargeback requirement is added to the Member’s share of Company Minimum Gain.

(d) Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation § 1.704-1(b)(2)(ii)(d)(4), (5) or (6), that causes or increases such Member’s Adjusted Capital Account Deficit, items of Company income and gain will be specially allocated to such Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation under this Section 4.5(d) may be made if and only to the extent such Member would have an Adjusted Capital Account Deficit after all other allocations under this Article IV have been made.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period will be allocated to the Members in proportion to their Percentage Interests.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions will be allocated to the Member who bears the risk of loss with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation § 1.704-2(i).

(g) Curative Allocations. Any special allocations of items of income, gain, deduction or loss pursuant to Sections 4.5(b), (c), (d), (e) and (f) will be taken into account in computing subsequent allocations of income and gain pursuant to this Article IV, so that the net amount of any items so allocated and all other items allocated to each Member pursuant to this Article IV are, to the extent possible, equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such adjustments, allocations or distributions had not occurred. In addition, allocations pursuant to this Section 4.5(g) with respect to Nonrecourse Deductions in Section 4.5(e) and Member Nonrecourse Deductions in Section 4.5(f) will be deferred to the extent the Members reasonably determine that such allocations are likely to be offset by subsequent allocations of Company Minimum Gain or Member Minimum Gain, respectively.

(h) Loss Allocation Limitation. Notwithstanding the other provisions of this Article IV, unless otherwise agreed to by all of the Members, no Member may be allocated Loss in any taxable year that would cause or increase an Adjusted Capital Account Deficit as of the end of such taxable year.

(i) Share of Nonrecourse Liabilities. Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulation § 1.752-3(a)(3), each Member’s interest in Company profits is equal to such Member’s respective Percentage Interest.

(j) Compliance with Treasury Regulations. The foregoing provisions of this Section 4.5 are intended to comply with Treasury Regulation §§ 1.704-1(b), 1.704-2 and 1.752-1 through 1.752-5, and must be interpreted and applied in a manner consistent with such Treasury Regulations. If it is determined by the Members that it is prudent or advisable to amend this Agreement in order comply with such Treasury Regulations, the Management Committee, upon being so directed by the Members, is empowered to amend or modify this Agreement, notwithstanding any other provision of this Agreement.

(k) General Allocation Provisions. Except as otherwise provided in this Agreement, all items that are components of Income or Loss will be divided among the Members in the same proportions as they share such Income or Loss, as the case may be, for the year. For purposes of determining the Income, Loss or any other items for any period, Income, Loss or any such other items will be determined on a daily, monthly or other basis, as determined by the Management Committee using any permissible method under Code § 706 and the Treasury Regulations thereunder.

4.6 Withholding of Distributions. Notwithstanding any other provision of this Agreement, the Management Committee (or any Person required or authorized by law to wind up the Company’s affairs) may suspend, reduce or otherwise restrict Distributions of Available Cash and Liquidation Proceeds when, in its sole opinion, such action is in the best interests of the Company.

4.7 No Priority. Except as may be otherwise expressly provided herein, no Member has priority over any other Member as to Company capital, income, gain, deductions, loss, credits or distributions.

4.8 Tax Withholding. Notwithstanding any other provision of this Agreement, the Management Committee is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax law, including withholding on any Distribution to any Member. For all purposes of this Article IV, any amount withheld on any Distribution and paid over to the appropriate governmental body will be treated as if such amount had in fact been distributed to the Member.

4.9 Reserves. The Management Committee may establish, maintain and expend Reserves to provide for working capital, for future maintenance, repair or replacement of the Property, for debt service, for future investments and for such other purposes as the Management Committee may deem necessary or advisable.

ARTICLE V—MANAGEMENT

5.1 Management. The business and affairs of the Company will be managed by four natural persons elected by the Members who are referred to as “Managers” and who, acting as a board, constitute the “Management Committee.” Each Manager will hold office until such Manager’s successor is duly elected by the Members or until such Manager’s earlier death or resignation. Managers need not be Members of the Company. Except as expressly limited by law, the Certificate or this Agreement, the Property and the business of the Company will be controlled and managed by the Management Committee. The Management Committee has and is vested with all powers and authorities, except as expressly limited by law, the Certificate, or this Agreement, to do or cause to be done any and all lawful things for and in behalf of the Company, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes. From time to time, the Management Committee may, but is not required to, elect one of the Managers to serve as the “Presiding Manager.” The Presiding Manager will manage the day-to-day operations of the Company and will carry out the decisions of the Management Committee.

5.2 Election of the Management Committee. Wayne Carter, Gary Wood, Tom Zindrick and James Tyree are hereby elected by the Members to serve on the Management Committee until their successors have been duly elected or until their earlier death or resignation. Elections of Managers are not required to be held at any regular frequency, but, instead, will be held upon the call of Members holding not less than 20% of the Percentage Interests. In electing Managers, each Member may cast as many votes in the aggregate as equals the Percentage Interest held by such Member multiplied by the number of Managers to be elected at such election, and such Member may cast the whole number of votes for one candidate or distribute them among two or more candidates. Vacancies on the Management Committee may be filled by an election held at a meeting of Members.

5.3 Meetings of the Management Committee; Place of Meetings. Meetings of the Management Committee are not required to be held at any regular frequency, but, instead, will be held upon the call of any two of the Managers. All meetings of the Management Committee will be held at the principal office of the Company or at such other place, either within or without the State of Delaware, as is designated by the Managers calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Managers may participate in a meeting of the Management Committee by means of conference telephone equipment or similar communications equipment whereby all Managers participating in the meeting can hear each other and participation in a meeting in this manner constitutes presence in person at the meeting.

5.4 Quorum; Voting Requirement. At all meetings of the Management Committee, a majority of the number of Managers then serving will constitute a quorum for the transaction of business. The act of a majority in number of the Managers present at any meeting of the Management Committee at which a quorum is present will be the act of the Management Committee.

5.5 Notice of Meeting. Notice of each meeting of the Management Committee, stating the place, day and hour of the meeting must be given to each Manager at least three days before the day on which the meeting is to be held. The notice may be given by any Manager having authority to call the meeting. “Notice” and “call” with respect to such meetings are deemed to be synonymous.

5.6 Waiver of Notice. Whenever any notice is required to be given to any Manager under the provisions of this Agreement, a waiver thereof in writing signed by such Manager, whether before or after the time stated therein, is deemed equivalent to the giving of such notice. Attendance of a Manager at any meeting constitutes a waiver of notice of such meeting except where a Manager attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened.

5.7 Action Without a Meeting. Any action that is required to be or may be taken at a meeting of the Management Committee may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the Managers. The consents will have the same force and effect as a unanimous vote at a meeting duly held.

5.8 Compensation of Managers. Managers may not receive any compensation for their services as such, unless approved by a Super-Majority in Interest. Nothing herein contained may be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

5.9 Restrictions on Authority of Management Committee. The Management Committee is not authorized to act in connection with the following:

(a) the approval of a merger or consolidation with another Person;

(b) change of the status of the Company from one in which management is vested in the Management Committee to one in which management is vested in the Members;

(c) the sale, lease, exchange, or other disposition, other than by mortgage, deed of trust, or pledge, of all, or substantially all, the Property, with or without the goodwill of the Company; or

(d) determine, modify, compromise or release the amount and character of the contributions that a Member makes as the consideration for the issuance of an Interest.

The approval of a Super-Majority in Interest is required for the foregoing transactions.

5.10 Meetings of Members; Place of Meetings. Meetings of the Members are not required to be held on any regular frequency. Meetings of the Members may be held for any purpose or purposes, unless otherwise prohibited by law or by the Certificate, and may be called by the Members holding not less than 20% of the Percentage Interests. All meetings of the Members will be held at the principal office of the Company or at such other place, within or without the State of Delaware, as is designated from time to time by the Members and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment whereby all Members participating in the meeting can hear each other and participation in a meeting in this manner constitutes presence in person at the meeting.

5.11 Quorum; Voting Requirement. The presence, in person or by proxy, of a Majority in Interest constitutes a quorum for the transaction of business by the Members. If less than a Majority in Interest are represented at a meeting, a majority of the Interests so represented may adjourn the meeting to a specified date not longer than 90 days after such adjournment, without further notice. At such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to constitute less than a quorum. Each Member may vote in accordance with such Member’s Percentage Interest. The affirmative vote of a Majority in Interest will constitute a valid decision of the Members, except where a larger vote is required by the Act, the Certificate or this Agreement. At any time that no Person has the right to vote or to participate in the management of the business and affairs of the Company with respect to a particular Interest, then the Percentage Interest represented by such Interest will be disregarded for the purposes of determining whether a quorum is present at a meeting of Members and in determining whether the requisite Percentage Interest necessary for a valid decision of the Members has been obtained.

5.12 Proxies. At any meeting of the Members, every Member having the right to vote thereat will be entitled to vote in person or by proxy appointed by an instrument in writing signed by such Member and bearing a date not more than three years prior to such meeting.

5.13 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Members of the Company may be taken without a meeting if the action is evidenced by one or more written consents setting forth the action to be taken and signed by each Member entitled to vote.

5.14 Notice of Meetings. Written notice stating the place, day, hour and the purpose for which the meeting is called must be given, not less than ten days nor more than 60 days before the date of the meeting, by or at the direction of the Members calling the meeting, to each Member entitled to vote at such meeting. A Member’s attendance at a meeting:

(a) waives objection to lack of notice or defective notice of the meeting, unless such Member, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting; and

(b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of meeting, unless such Member objects to considering the matter when it is presented.

5.15 Waiver of Notice. When any notice is required to be given to any Member of the Company hereunder, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, is equivalent to the giving of such notice.

5.16 Documents Filed with Delaware Secretary of State. Any Member or Manager may execute and file with the Secretary of State of Delaware any document permitted or required by the Act. Such documents may be executed and filed only after the Members or the Management Committee have approved or consented to such action in the manner provided herein.

5.17 Voting by Certain Holders. In the case of a Member that is a corporation, its Interest may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. In the case of a Member that is a general or limited partnership, its Interest may be voted, in person or by proxy, by such Person as is designated by such Member. In the case of a Member that is another limited liability company, its Interest may be voted, in person or by proxy, by such Person as is designated by the operating agreement of such other limited liability company, or, in the absence of such designation, by such Person as is designated by the limited liability company.

5.18 Limitation of Liability; Indemnification.

(a) Limitation. No Person will be liable to the Company or its Members for any loss, damage, liability or expense suffered by the Company or its Members on account of any action taken or omitted to be taken by such Person as a Manager of the Company or by such Person while serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, if such Person discharges such Person’s duties in good faith, exercising the same degree of care and skill that a prudent person would have exercised under the circumstances in the conduct of such prudent person’s own affairs, and in a manner such Person reasonably believes to be in the best interest of the Company. A Manager’s liability hereunder is limited only for those actions taken or omitted to be taken by such Manager in the discharge of such Manager’s obligations for the management of the business and affairs of the Company. The provisions of this Section are not intended to limit the liability of any Manager for any obligations of such Manager undertaken in this Agreement in such Manager’s capacity as a Member.

(b) Right to Indemnification. The Company will indemnify each Person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Company or by third parties) by reason of the fact that such Person is or was a Member or Manager of the Company, or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise against all liabilities and expenses, including judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such Person in connection with such action, suit or proceeding (including the investigation, defense, settlement or appeal of such action, suit or proceeding); provided, however, that the Company is not required to indemnify or advance expenses to any Person from or on account of such Person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; provided, further, that the Company is not required to indemnify or advance expenses to any Person in connection with an action, suit or proceeding initiated by such Person unless the initiation of such action, suit or proceeding was authorized in advance by the Management Committee; provided, further, that a Manager will be indemnified hereunder only for those actions taken or omitted to be taken by such Manager in the discharge of such Manager’s obligations for the management of the business and affairs of the Company and that the provisions of this Section 5.18 are not intended to extend indemnification to any Manager for any obligations of such Manager undertaken in this Agreement in such Manager’s capacity as a Member. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that such Person’s conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

(c) Enforcement of Indemnification. If the Company refuses to indemnify any Person who may be entitled to be indemnified or to have expenses advanced under this Section 5.18, such Person may maintain an action in any court of competent jurisdiction against the Company to determine whether or not such Person is entitled to such indemnification or advancement of expenses hereunder. If such court action is successful and the Person is determined to be entitled to such indemnification or advancement of expenses, such Person will be reimbursed by the Company for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including the investigation, defense, settlement or appeal of such action).

(d) Advancement of Expenses. Expenses (including attorneys’ fees) reasonably incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it is ultimately determined that such Person is not entitled to indemnification by the Company. In no event may any advance be made in instances where the Management Committee or independent legal counsel reasonably determines that such Person would not be entitled to indemnification hereunder.

(e) Non-Exclusivity. The indemnification and the advancement of expenses provided by this Section 5.18 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, or any agreement, vote of Members, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and do not limit in any way any right that the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.18 will continue as to a Person who has ceased to be a Member or Manager of the Company, and as to a Person who has ceased serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and will inure to the benefit of the heirs, executors and administrators of such Person.

(f) Insurance. Upon the approval of the Management Committee, the Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager, agent or employee of the Company, or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other

Enterprise, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power, or the obligation, to indemnify such Person against such liability under the provisions of this Section 5.18.

(g) Amendment and Vesting of Rights. Notwithstanding any other provision of this Agreement, the terms and provisions of this Section 5.18 may not be amended or repealed and the rights to indemnification and advancement of expenses created hereunder may not be changed, altered or terminated except by the approval of a Super-Majority in Interest. The rights granted or created hereby are vested in each Person entitled to indemnification hereunder as a bargained-for, contractual condition of such Person’s being or serving or having served as a Member or Manager of the Company or serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and, while this Section 5.18 may be amended or repealed, no such amendment or repeal will release, terminate or adversely affect the rights of such Person under this Section 5.18 with respect to any act taken or the failure to take any act by such Person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

(h) Definitions. For purposes of this Section 5.18, references to:

(i) The “Company” includes, in addition to the resulting or surviving limited liability company (or other entity), any constituent limited liability company (or other entity) (including any constituent of a constituent) absorbed in a consolidation or merger so that any Person who is or was a member or manager of such constituent limited liability company (or other entity), or is or was serving at the request of such constituent limited liability company (or other entity) as a director, officer or in any other comparable position of any Other Enterprise will stand in the same position under the provisions of this Section 5.18 with respect to the resulting or surviving limited liability company (or other entity) as such Person would if such Person had served the resulting or surviving limited liability company (or other entity) in the same capacity;

(ii) “Other Enterprises” or “Other Enterprise” include any other limited liability company, corporation, partnership, joint venture, trust or employee benefit plan;

(iii) “fines” includes any excise taxes assessed against a person with respect to an employee benefit plan;

(iv) “defense” includes investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and also includes any defensive assertion of a cross-claim or counterclaim; and

(v) “serving at the request of the Company” includes any service as a director, officer or in any other comparable position that imposes duties on, or involves services by, a Person with respect to an employee benefit plan, its participants, or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted “in the best interest of the Company” as referred to in this Section 5.18.

(i) Severability. If any provision of this Section 5.18 or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Section 5.18 and the application of such provision to other Persons or circumstances will not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable must modify and construe the provision so as to render it valid and enforceable as against all Persons and to give the maximum possible protection to Persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any Member or Manager of the Company or any Person who is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, is entitled under any provision of this Section 5.18 to indemnification by the Company for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such Person in connection with any threatened, pending or completed action, suit or proceeding (including the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Company will nevertheless indemnify such Person for the portion thereof to which such Person is entitled.

5.19 Contracts with Members, Managers, or Their Affiliates. No contract or transaction between the Company and one of its Members or Managers or between the Company and any Person in which one of its Members or Managers is a director or officer, or has a financial interest, will be void or voidable solely for this reason, or solely because such Member or Manager is present at or participates in any meeting of the Members or Management Committee at which the contract or transaction is authorized, or solely because such Member’s or Manager’s vote is counted for such purpose, if, in connection with any such meeting of the Members, the material facts as to such Member’s or Manager’s relationship are known to the Members and the Members holding a majority of the Percentage Interests held by those Members who are disinterested with respect to such contract or transaction authorize such contract or transaction, even though the disinterested Members are less than a quorum, or if, in connection with any such meeting of the Management Committee, the material facts as to such Member’s or Manager’s relationship are known to the Management Committee, and the majority of the Managers who are disinterested with respect to such contract or transaction authorize such contract or transaction, even though the disinterested Managers are less than a quorum. Interested Members or Managers may be counted in determining the presence of a quorum at a meeting of the Members or Management Committee at which the contract or transaction is authorized.

5.20 Other Business Ventures. Any Member or Manager may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not similar to or in competition with the business of the Company, and neither the Company nor the Members will have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom. Neither the Members nor the Managers are required to devote all of their time or business efforts to the affairs of the Company, but will devote so much of their time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company.

ARTICLE VI—ACCOUNTING AND BANK ACCOUNTS

6.1 Fiscal Year. The fiscal year and taxable year of the Company will end on December 31 of each year, unless a different year is required by the Code.

6.2 Books and Records. At all times during the existence of the Company, the Company will cause to be maintained full and accurate books of account, which will reflect all Company transactions and be appropriate and adequate for the Company’s business. The books and records of the Company will be maintained at the principal office of the Company. Each Member (or such Member’s designated representative) may, during ordinary business hours and upon reasonable notice, inspect and copy (at such Member’s own expense) all books and records of the Company.

6.3 Financial Reports.

(a) Within 75 days after the end of each fiscal year, there will be prepared and delivered to each Member:

(i) a balance sheet as of the end of such year and related financial statements for the year then ended; and

(ii) other pertinent information regarding the Company.

(b) Within 75 days after the end of each fiscal year, there will be prepared and delivered to each Member all information with respect to the Company necessary for the preparation of the Members’ Federal and state income tax returns.

6.4 Tax Returns and Elections; Tax Matters Representative.

(a) The Members hereby appoint Tammie Wahaus as the “partnership representative” as provided in Code Section 6223(a) (the “Tax Matters Representative”). The Tax Matters Representative may resign at any time. The Tax Matters Representative may be removed at any time by the Management Committee. In the event of the resignation or removal of the Tax Matters Representative, the Management Committee shall select a replacement.

(b) The Tax Matters Representative is authorized to represent the Company in connection with all examinations of the Company’s affairs by any federal, state, local or foreign taxing authority (a “Taxing Authority”), including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Representative shall promptly notify the Members in writing of the commencement of any tax audit of the Company, upon receipt of a tax assessment and upon the receipt of a notice of final partnership adjustment, and shall keep the Members reasonably informed of the status of any tax audit and resulting administrative and judicial proceedings. The Tax Matters Representative shall not take any actions in a tax audit or proceeding, including extending the statute of limitations, filing a request for administrative adjustment, filing suit relating to any Company tax refund or deficiency, entering into any settlement agreement relating to items of income, gain, loss or deduction of the Company, or making any elections or other determinations, without the approval of the Management Committee.

(c) To the extent permitted by applicable law and regulations, the Tax Matters Representative will cause the Company to annually elect out of the partnership audit procedures set forth in Subchapter C of Chapter 63 of the Code as amended by the BBA (the “Revised Partnership Audit Rules”) pursuant to Code Section 6221(b). For any year in which applicable law and regulations do not permit the Company to elect out of the Revised Partnership Audit Rules, then within forty-five (45) days of any notice of final partnership adjustment, the Tax Matters Representative shall cause the Company to elect the alternative procedure under Code Section 6226, and furnish to the Internal Revenue Service and each Member during the year or years to which the notice of final partnership adjustment relates a statement of the Member’s share of any adjustment set forth in the notice of final partnership adjustment.

(d) Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes and any taxes imposed pursuant to Code Section 6226) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member.

(e) The Company shall defend, indemnify, and hold harmless the Tax Matters Representative against any and all liabilities sustained as a result of any act or decision concerning Company tax matters and within the scope of the Tax Matters Representative’s responsibilities, so long as such act or decision was done or made in good faith and does not constitute gross negligence or willful misconduct.

6.5 Section 754 Election. If a distribution of Company assets occurs that satisfies the provisions of Section 734 of the Code or if a transfer of an Interest occurs that satisfies the provisions of Section 743 of the Code, upon the determination of the Management Committee, the Company will elect, pursuant to Section 754 of the Code, to adjust the basis of the Property to the extent allowed by such Section 734 or 743 and will cause such adjustments to be made and maintained.

6.6 Bank Accounts. All funds of the Company will be deposited in a separate bank, money market or similar account or accounts approved by the Management Committee and in the Company’s name. Withdrawals therefrom may be made only by individuals authorized to do so by the Management Committee.

ARTICLE VII—TRANSFERS OF INTERESTS AND

EVENTS OF WITHDRAWAL

7.1 General Restrictions. Except as expressly provided in this Agreement, no Member may Transfer all or any part of such Member’s Interest. Any purported Transfer of an Interest in violation of the terms of this Agreement will be null and void and of no effect. A permitted Transfer will be effective as of the date specified in the instruments relating thereto. Any Transferee desiring to make a further Transfer will become subject to all of the provisions of this Article VII to the same extent and in the same manner as any Member desiring to make any Transfer.

7.2 Permitted Transfers. Each Member (a “Transferor”) may Transfer (but not substitute the assignee as a Substitute Member in such Member’s place, except in accordance with Section 7.3), by a written instrument, all or any part of such Member’s Interest, provided that the Transfer would not result in the “termination” of the Company pursuant to § 708 of the Code. Any assignee of an Interest as allowed by this Section 7.2 who does not become a Substitute Member as provided in Section 7.3 (a “Transferee”) will not be a Member and will not have any right to vote as a Member or to participate in the management of the business and affairs of the Company, such right to vote such Interest and to participate in the management of the business and affairs of the Company continuing with the Transferor. The Transferee will, however, be entitled to distributions and allocations of the Company, as provided in Article IV, attributable to the Interest that is the subject of the Transfer to such Transferee.

7.3 Substitute Members. No assignee of all or part of a Member’s Interest will become a Member in place of the Transferor (a “Substitute Member”) unless and until:

(a) the Transferor (if living) has stated such intention in the instrument of assignment;

(b) the Transferee has executed an instrument accepting and adopting the terms and provisions of this Agreement;

(c) the Transferor or Transferee has paid all reasonable expenses of the Company in connection with the admission of the Transferee as a Substitute Member; and

(d) the Members holding a majority of the remaining Percentage Interests, in their sole and absolute discretion, have consented in writing to such Transferee becoming a Substitute Member.

Upon satisfaction of all of the foregoing conditions with respect to a Transferee, the Management Committee will cause this Agreement to be duly amended to reflect the admission of the Transferee as a Substitute Member.

7.4 Effect of Admission as a Substitute Member. Unless and until admitted as a Substitute Member pursuant to Section 7.3, a Transferee is not entitled to exercise any rights of a Member in the Company, including the right to vote, grant approvals or give consents with respect to such Interest, the right to require any information or accounting of the Company’s business or the right to inspect the Company’s books and records, but a Transferee will only be entitled to receive, to the extent of the Interest transferred to such Transferee, the Distributions to which the Transferor would be entitled. A Transferee who has become a Substitute Member has, to the extent of the Interest transferred to such Transferee, all the rights and powers of the Member for whom such Transferee is substituted and is subject to the restrictions and liabilities of a Member under this Agreement and the Act. Upon admission of a Transferee as a Substitute Member, the Transferor will cease to be a Member of the Company to the extent of such Interest. A Person will not cease to be a Member upon assignment of all of such Member’s Interest unless and until the Transferee becomes a Substitute Member.

7.5 Additional Members and Interests. Additional Members may be admitted to the Company and additional Interests may be issued only upon the consent of a Super-Majority in Interest. Whenever any additional Member is admitted to the Company, or any additional Interest is issued, in accordance with this Section 7.5, the Percentage Interest of each Member outstanding immediately prior to such admission or issuance will be decreased proportionately, as appropriate, to maintain the aggregate Percentage Interests of the Members at 100%. The Management Committee will cause Schedule A to be amended to reflect any adjustment in the Percentage Interests of the Members in accordance with this Section 7.5.

7.6 Redemption of Interests. Any Interest may be redeemed by the Company, by purchase or otherwise, upon the consent of the holder of such Interest and of Members holding a majority of the Percentage Interests held by all Members other than the holder of the Interest to be redeemed. Whenever any Interest is redeemed by the Company in accordance with this Section 7.6, the Percentage Interest of each Member outstanding immediately following such redemption will be increased proportionately, as appropriate, to maintain the aggregate Percentage Interests of the Members at 100%. The Management Committee will cause Schedule A to be amended to reflect any adjustment in the Percentage Interests of the Members in accordance with this Section 7.6.

7.7 Events of Withdrawal. A Member ceases to be a Member of the Company upon the occurrence of any of the following events (an “Event of Withdrawal”):

(a) A Member withdraws from the Company by giving 90 days prior written notice of such Member’s withdrawal to the other Members, provided, however, such withdrawal constitutes a breach of this Agreement and such Member is liable to the Company for any damages sustained by the Company as a result of such withdrawal and the Company may offset such damages against any amount otherwise distributable to such Member pursuant to Article IV;

(b) A Member:

(i) makes an assignment for the benefit of creditors;

(ii) is the subject of a Bankruptcy;

(iii) files a petition or answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation or files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in a proceeding of such nature; or

(iv) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for such Member or of all or any substantial part of such Member’s property;

(c) With respect to any Member, 120 days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if, within 90 days after the appointment, without such Member’s consent or acquiescence, of a trustee, receiver or liquidator of the Member or of all or any substantial part of such Member’s property, the appointment is not vacated or stayed, or, within 90 days after the expiration of any such stay, the appointment is not vacated;

(d) In the case of a Member who is a natural person:

(i) such Member’s death; or

(ii) the entry by a court of competent jurisdiction adjudicating such Member incapacitated to manage such Member’s person or estate;

(e) In the case of a Member that is a trust, the termination of the trust or a distribution of its entire interest in the Company but not merely the substitution of a new trustee;

(f) In the case of a Member that is a general or limited partnership, the dissolution and commencement of winding up of the partnership or a distribution of its entire interest in the Company;

(g) In the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or revocation of its charter or a distribution of its entire interest in the Company;

(h) In the case of a Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; or

(i) In the case of a Member that is a limited liability company, the filing of a certificate of dissolution or termination, or its equivalent, for the limited liability company or a distribution of its entire interest in the Company.

Except as provided in Section 8.1(c), upon the occurrence of an Event of Withdrawal, the Company will not be dissolved and the Member with respect to whom an Event of Withdrawal has occurred, or the Person succeeding to the interest of the Member with respect to whom an Event of Withdrawal has occurred, as the case may be, will be deemed to be a Transferee under the provisions of Section 7.2, and the rights and obligations of such Member or such Person will be governed by Section 7.2; provided, however, that such Member or Person will thereafter have no right to vote as a Member or to participate in the management of the business and affairs of the Company as a Member. Such Member’s, or such Person’s, right to receive Distributions, as set forth in Section 7.2, are in lieu of any rights that such Member, or such Person, may have to receive the Fair Value of such Member’s Interest as provided by the Act.

ARTICLE VIII—DISSOLUTION AND TERMINATION

8.1 Events Causing Dissolution. The Company will be dissolved upon the first to occur of the following events:

(a) an Event of Withdrawal with respect to the sole remaining Member.

(b) upon the approval of a Super-Majority in Interest.

(c) upon the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(d) when the Company is not the surviving entity in a merger or consolidation under the Act.

8.2 Effect of Dissolution. Except with respect to the occurrence of an event referred to in Section 8.1(e), and except as otherwise provided in this Agreement, upon the dissolution of the Company, the Management Committee will take such actions as may be required pursuant to the Act and will proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Management Committee may liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining Fair Value therefor, apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.3, and do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

8.3 Application of Proceeds. Upon dissolution and liquidation of the Company, the assets of the Company will be applied and distributed in the order of priority set forth in Section 4.2.

ARTICLE IX—MISCELLANEOUS

9.1 Title to the Property. Title to the Property will be held in the name of the Company. No Member has any ownership interest or rights in the Property, except indirectly by virtue of such Member’s ownership of an Interest. No Member has any right to seek or obtain a partition of the Property, nor does any Member have the right to any specific assets of the Company upon the liquidation of or any distribution from the Company.

9.2 Nature of Interest in the Company. An Interest is personal property for all purposes.

9.3 Organizational Expenses. Each Member will pay such Member’s own expenses incurred in connection with the creation and formation of the Company and review and negotiation of this Agreement.

9.4 Notices. Any notice, demand, request or other communication (a “Notice”) required or permitted to be given by this Agreement or the Act to the Company, any Member, or any other Person will be sufficient if in writing and if hand delivered or mailed by registered or certified mail to the Company at its principal office or to a Member or any other Person at the address of such Member or such other Person as it appears on the records of the Company or sent by facsimile transmission to the telephone number, if any, of the recipient’s facsimile machine as such telephone number appears on the records of the Company. All Notices that are mailed will be deemed to be given when deposited in the United States mail, postage prepaid. All Notices that are hand delivered will be deemed to be given upon delivery. All Notices that are given by facsimile transmission will be deemed to be given upon receipt, it being agreed that the burden of proving receipt will be on the sender of such Notice and such burden will not be satisfied by a transmission report generated by the sender’s facsimile machine.

9.5 Waiver of Default. No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by another Member hereunder will be deemed or construed to be a consent or waiver with respect to any other breach or default by such Member of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of another Member or to declare such other Member in default will not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

9.6 No Third Party Rights. None of the provisions contained in this Agreement are for the benefit of or enforceable by any third parties, including creditors of the Company; provided, however, the Company may enforce any rights granted to the Company under the Act, the Certificate, or this Agreement.

9.7 Entire Agreement. This Agreement, together with the Certificate, constitutes the entire agreement between the Members, in such capacity, relative to the formation, operation and continuation of the Company.

9.8 Amendments to this Agreement.

(a) Except as otherwise provided herein, this Agreement may not be modified or amended in any manner other than by the written agreement of a Super-Majority in Interest at the time of such modification or amendment.

(b) This Agreement may be amended by the Management Committee, without any execution of such amendment by the Members, in order to reflect the occurrence of any of the following events provided that all of the conditions, if any, contained in the relevant sections of this Agreement with respect to such event have been satisfied:

(i) an adjustment of the Percentage Interests of the Members upon making a Capital Contribution (Section 3.2), upon the admission of an additional Member or issuance of an additional Interest (Section 7.5), or upon the redemption of an Interest (Section 7.6);

(ii) the modification of this Agreement to comply with the relevant tax laws pursuant to Sections 3.3 or 4.5(j); and

(iii) the admission of a Substitute Member (Section 7.3).

(c) Anything in this Section 9.8 to the contrary notwithstanding, without the written consent of all Members, no amendment to this Agreement may:

(i) add to, detract from or otherwise modify the purposes of the Company as set forth in Section 2.1;

(ii) enlarge the obligations of any Member under this Agreement;

(iii) amend any provisions of Article IV other than an amendment to comply with the relevant tax laws as provided in Section 4.5(j); or

(iv) amend this Section 9.8 or any provision of this Agreement requiring the consent of a Super-Majority in Interest.

9.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement will not be affected thereby and will remain in full force and effect and may be enforced to the greatest extent permitted by law.

9.10 Binding Agreement. Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement are binding upon, and will inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original and all of which constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

9.12 Governing Law. This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Delaware.

9.13 Remedies. In the event of a default by any party in the performance of any obligation undertaken in this Agreement, in addition to any other remedy available to the non-defaulting parties, the defaulting party must pay to each of the non-defaulting parties all costs, damages, and expenses, including reasonable attorneys’ fees, incurred by the non-defaulting parties as a result of such default. If any dispute arises with respect to the enforcement, interpretation, or application of this Agreement and court proceedings are instituted to resolve such dispute, the prevailing party in such court proceedings may recover from the non-prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in such court proceedings.

9.14 Legal Representation. The Members hereby acknowledge that this Agreement was prepared by the law firm of Stinson LLP on behalf of the Company. Each Member hereby acknowledges that:

(a) a conflict of interest may exist between such Member’s interests and those of the Company and the other Members;

(b) such Member has had the opportunity to seek the advice of independent legal counsel;

(c) this Agreement has tax consequences; and

(d) such Member has had the opportunity to seek the advice of independent tax counsel.

The parties hereto have executed this Agreement on the date first written above.

The Company:

V2ACT THERAPEUTICS, LLC

By:	/s/ Thomas D. Zindrick

Name:	Thomas D. Zindrick

Title:	President & CEO

The Members:

TVAX BIOMEDICAL, INC.

By:	/s/ Gary W. Wood

Name:	Gary W. Wood

Title:	Chairman of the Board

GENELUX CORPORATION

By:	/s/ Thomas D. Zindrick

Name:	Thomas D. Zindrick

Title:	President & CEO

SCHEDULE A

Name and Address of Member	Capital Contribution		Percentage Interest
TVAX Biomedical, Inc.	$	____________	50%
Genelux Corporation 1177 Idaho Street, Suite 202 Redlands, CA 92374	$	____________	50%
Totals:	$	____________	100%